Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                                ________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________

                              SNAP-ON INCORPORATED
             (Exact name of registrant as specified in its charter)

              Delaware                                    39-0622040
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                    Identification No.)

                                2801-80th Street
                         Kenosha, Wisconsin  53141-1410
                                 (414) 656-5200
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                         ______________________________

                                  S.F. Marrinan
                            Vice President, Secretary
                               and General Counsel
                                2801-80th Street
                          Kenosha, Wisconsin 53141-1410
                                 (414) 656-5200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ______________________________

        Approximate date of commencement of proposed sale to the public:
   From time to time after this registration statement becomes effective.

                            ________________________

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                _________________

                         CALCULATION OF REGISTRATION FEE


     Title of Each                    Proposed      Proposed
        Class of         Amount        Maximum      Maximum
       Securities        to be        Offering     Aggregate     Amount of
         to be       Registered(1)    Price Per    Offering     Registration
       Registered         (2)          Unit(2)      Price(2)     Fee(1)(2)

    Common Stock,       392,667        $37.57     $14,752,499      $4,471
     $1 par value        shares

    Preferred Stock     261,778          (3)          (3)           (3)
     Purchase            rights
     Rights


   (1) 607,333 shares of Common Stock (and related Preferred Stock Purchase Rights), and the corresponding filing fee of $4,450 that was previously paid by the Registrant, are being carried forward from the Registrant's earlier Registration Statement on Form S-3, Registration No. 33-37924.
   (2) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon the average of the high and low prices of Common Stock as reported on the New York Stock Exchange on January 31, 1997.
   (3) The value attributable to the Preferred Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.
                            ________________________

        Pursuant to Rule 429, the Prospectus referred to herein also relates to the Registrant's Registration Statement on Form S-3, Registration No. 33-37924.

   PROSPECTUS

                              SNAP-ON INCORPORATED

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

        The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Snap-on Incorporated (the "Company") provides holders of the Company's common stock, $1 par value (the "Common Stock"), who elect to participate in the Plan with a simple and convenient way to invest cash dividends and optional cash payments in additional shares of Common Stock without incurring brokerage commissions or service charges.

        The dividend reinvestment and/or cash payment options offered under the Plan for eligible shareholders of record are:

        Full Dividend Reinvestment - A participant may elect to have all cash dividends paid on the Common Stock held of record by such participant automatically reinvested in additional shares of Common Stock.

        Partial Dividend Reinvestment - A participant may elect to automatically reinvest cash dividends received on a specified portion of the participant's shares of Common Stock while continuing to receive any dividends declared on the other shares in cash.

        Optional Cash Payments - A participant may elect to make optional investments provided that these investments may be not less than $100 per payment nor more than $5,000 in each calendar quarter (a maximum of $20,000 per year) whether or not the dividends to be received on any of the participant's Common Stock are then being reinvested pursuant to the Plan. Since no interest will be paid on optional cash payments, they should be sent to the Administrator so as to be received shortly before the deadline with respect to an Investment Date. See "Purchases" for a description of the Investment Date.

        Shares of Common Stock purchased for Plan participants will consist of authorized but unissued shares, treasury shares or shares acquired in market or negotiated transactions at the Company's sole discretion. The price of shares of Common Stock purchased for Plan participants will be the Average Price. See "Purchases" for the definition of Average Price.

        Shareholders of record may elect to participate in one or more options offered under the Plan by completing and signing an Authorization and Enrollment Form and delivering it to Harris Trust and Savings Bank, the administrator of the Plan (the "Administrator").

        Participation in the Plan is strictly voluntary. Shareholders who do not wish to participate in the Plan will continue to receive cash dividends, as declared. Participants may terminate their participation in the Plan at any time.

        This Prospectus relates to up to 1,000,000 shares of Common Stock registered and reserved for purchase under the Plan and 666,667 Preferred Stock Purchase Rights (the "Rights") which currently are attached to, and trade with, the shares of Common Stock. Neither the Company nor the Administrator can nor do they assure a participant of a profit or protection against a loss on shares purchased under the Plan. The Company suggests that prospective participants review this Prospectus carefully and retain it for future reference.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
   REPRESENTATION TO THE CONTRARY
   IS A CRIMINAL OFFENSE.

                The date of this Prospectus is February 6, 1997.

   DESCRIPTION OF THE PLAN

        The following description, in question and answer form, constitutes the Plan that is offered by this Prospectus to holders of record of Common Stock.

                                     Purpose

   1. What is the purpose of the Plan?

        The purpose of the Plan is to provide holders of record of Common Stock with a simple and convenient method of reinvesting cash dividends and, if they so elect, optional cash payments, in additional shares of Common Stock without the cost and time associated with normal brokerage transactions. Also, to the extent shares of Common Stock are purchased under the Plan directly from the Company, the Company will be provided with an additional source of funds for general corporate purposes.

                                   Advantages

   2. What advantages do I have if I participate in the Plan?

      - You may increase your investment in the Company by automatically reinvesting all or part of your cash dividends in additional shares of Common Stock.

      - All fees, brokerage commissions and administrative costs, other than those incurred upon any sales of shares from a participant's Plan account, are paid by the Company.

      - Your recordkeeping is simplified since participants receive statements of their Plan accounts at least once every quarter.

      - You will avoid the necessity of safekeeping certificates for shares of Common Stock credited to your Plan account.

      - Full and fractional shares are credited to your Plan account, and all dividends on full and fractional shares in your Plan account are automatically reinvested.

      - You may make optional cash payments for additional shares of Common Stock, regardless of whether dividends are being reinvested.

                                  Participation

   3. Who is eligible to participate in the Plan?

        All shareholders of record of Common Stock, including employees of the Company, are eligible to participate in the Plan. If you wish to participate in the Plan, complete an Authorization and Enrollment Form and return it to the Administrator. Reinvestment of dividends will commence with the first dividend paid following your enrollment in the Plan, so long as the Administrator has received your Authorization and Enrollment Form not later than five (5) business days prior to the record date for that dividend payment. The Administrator must return to the shareholder within thirty (30) days after the dividend payment date any portion of the cash dividends that it has not invested in shares of Common Stock.

   4. May I participate if my shares are held for me in the name of my bank or broker?

        Beneficial owners of Common Stock who wish to participate in the Plan but whose shares are held for them in registered names other than their own (such as in the names of brokers, bank nominees or trustees) must arrange for the holder of record to participate in the Plan on their behalf or become holders of record by having the shares transferred into their names.

   5. What does the Authorization and Enrollment Form provide?

        The authorization and Enrollment Form provides for the purchase of additional shares of Common Stock through the following investment options:

      - Full Dividend Reinvestment - You may elect to automatically reinvest cash dividends paid on all shares of Common Stock registered in your name in additional shares of Common Stock and/or

      - Partial Dividend Reinvestment - You may elect to automatically reinvest cash dividends received on a specified portion of the whole shares of Common Stock registered in your name while continuing to receive cash dividends on the remaining shares registered in your name and/or

      - Optional cash payments - In addition, you may elect to make optional cash payments provided that the optional cash payments may not be less than $100 per payment nor more than $5,000 per calendar quarter (a total of $20,000 per year). You may make optional cash payments so long as any of your shares remain in the Plan, whether or not dividends to be received on any of your Common Stock are then being reinvested in additional shares of Common Stock.

        All shares registered in your name for which you have elected to reinvest dividends are referred to as "enrolled shares."

        All cash dividends paid on the shares credited to your Plan account will be automatically reinvested.

        By completing the Authorization and Enrollment Form, you are also appointing the Administrator as your agent. You are directing the Administrator to receive and apply the following to the purchase of additional shares of Common Stock:

      - all cash dividends on your enrolled shares,

      - all dividends on the full and fractional shares of Common Stock credited to your Plan account, and

      - any optional cash payments you may make as a participant.

   6. May I transfer to my Plan account shares of Common Stock that are already registered in my name?

        Yes. You may have all or some of the shares of Common Stock that are already registered in your name moved to your Plan account. The purpose of this action is to avoid your having to hold physical stock certificates. Any shares that are moved into your Plan account will be subject to all of the terms of the Plan, and dividends on those shares will be automatically reinvested.

   7. May I change my method of participation?

        Yes. You may change your method of participation at any time by writing to the Administrator. The change will become effective with the dividend payment following the receipt of your change instructions, so long as they are received by the Administrator not later than five (5) business days prior to the record date for that dividend payment.

                             Optional Cash Payments

   8. How are optional cash payments made?

        You may make optional cash payments by forwarding to the Administrator a check or money order payable to "Harris Trust and Savings Bank," together with either:

      - your Authorization and Enrollment Form,

      - the stub attached to a quarterly statement of your Plan account, or

      - written instructions to the Administrator.

        You should use your Plan account number on all communications relating to your account.

        The Company may, at its option, establish a program to allow employees of the Company to elect to have optional cash payments automatically deducted from their paychecks.

   9. When are optional cash payments invested?

        Optional cash payments are invested in additional shares of Common Stock monthly on the Investment Date (as described in Question 17), so long as such optional cash payments have been received by the Administrator not later than five (5) business days prior to the applicable Investment Date. Any optional cash payments received after this deadline will be held until, and invested on, the next Investment Date. However, the Administrator must return any such payment to you within thirty (30) days of its receipt if it has not invested such optional cash payment in additional shares of Common Stock. Since no interest will be paid on optional cash payments, they should be sent to the Administrator so as to be received shortly before the deadline with respect to an Investment Date.

   10.  May I withdraw optional cash payments?

        Yes. You may withdraw your uninvested optional cash payments at any time by writing to the Administrator, so long as your request is received by the Administrator at least 48 hours prior to the Investment Date.

                                 Administration

   11.  Who administers the Plan?

        The Administrator administers the Plan, effects purchases and sales of Common Stock for the Plan, maintains physical custody of the certificates for shares of Common Stock credited to an account under the Plan, issues certificates for shares of Common Stock or effects the sale of shares of Common Stock which are withdrawn from the Plan, maintains records, sends statements of account to participants, provides and receives shareholder information and proxies for Plan participants and performs other duties relating to the Plan. These duties may include the designation of an independent sub-agent to act on behalf of Plan participants in making any market or negotiated purchases or sales of Common Stock. The Company will perform certain bookkeeping and similar administrative functions, including providing the Administrator with shareholder names and addresses and collecting and paying over to the Administrator dividends and any optional cash payments it may receive. The Administrator may hold certificates for shares of Common Stock credited to an account under the Plan in the name of its nominee.

   12.  What reports will be sent to participants in the Plan?

        As soon as practicable following each transaction in your Plan account, the Administrator will mail you a statement indicating the dollar amount invested and the per share purchase price, the number of full and fractional shares purchased, the total number of shares then held in your Plan account and a statement of all transactions in your Plan account for the year-to-date. These statements are a continuing record of your Plan participation and should be retained for tax purposes.

        You will be provided copies of communications sent to all shareholders generally, including the Company's annual report to shareholders, notice of annual meeting and proxy statement, and income tax information for reporting dividends paid.

   13.  What are the risks of participating in the Plan?

        As a participant, you bear the risk of fluctuations in the market price of the Common Stock in your account. Your investment risks in shares acquired under the Plan are no different from your investment risks in shares held directly by you. No interest will be paid on funds held by the Administrator pending investment under the Plan.

        The Company and the Administrator reserve the right to interpret and regulate the operation of the Plan as the Company deems necessary or desirable. Neither the Company nor any successor to the Company, the Administrator, its successor or other person serving in any capacity in connection with the Plan will be liable in connection with the interpretation, operation, regulation or administration of the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon the participant's death prior to receipt of written notice of such death, with respect to the price or prices at which shares of Common Stock are purchased or sold for a participant's account, concerning the times purchases or sales are made and the value of shares of Common Stock acquired for a participant's Plan account.

                                    Purchases

   14. What is the source of shares of Common Stock purchased under the Plan?

        Shares of Common Stock purchased under the Plan will, in the Company's sole discretion, be newly issued shares of previously authorized and unissued Common Stock, treasury shares or shares purchased by the Administrator in market or negotiated transactions with persons other than the Company or its affiliates.

   15.  What will be the price of shares purchased under the Plan?

        The price per share of all shares of Common Stock purchased under the Plan will be the Average Price, as defined below:

      - In the case of purchases of the Company's authorized but unissued shares or treasury shares, the Average Price is determined by averaging the high and low sale prices of shares of Common Stock as reported on the New York Stock Exchange - Composite Transactions Reporting System for the applicable Investment Date.

      - In the case of purchases of shares in market or negotiated transactions, the Average Price will be the average purchase price per share for all shares purchased for all participants on the applicable Investment Date.

        The Company will utilize the net proceeds from the sale of shares of Common Stock under the Plan for its general corporate purposes.

   16.  How may shares will be purchased for participants?

        The Administrator will apply all funds received by it from you or on your behalf to the purchase of shares of Common Stock. Your Plan account will be credited with the number of shares, including fractional shares, equal to the total amount to be invested for your account divided by the Average Price.

   17.  When will purchases of shares be made under the Plan?

        Purchases of shares under the Plan will be made on the applicable Investment Dates. Subject to limitations described in Questions 3 and 9, funds received by the Administrator will be accumulated until the next applicable Investment Date. The Investment Dates for cash dividends are the dividend payment dates, while those for optional cash payments are the first business day of each calendar month; however, if any of those days is not a day on which the Common Stock trades on the New York Stock Exchange, then the Investment Date will be the next trading day.
   Dividends are normally paid quarterly. In the event shares are purchased in market or negotiated transactions, such purchases will begin on the applicable Investment Date and will be completed as soon as practicable.

   18.  How will market purchases be made?

        Open market purchases and purchases made through negotiated transactions may be made by the Administrator, or an agent selected by the Administrator, acting on behalf of Plan participants on any securities exchange where the Common Stock is traded, in the over-the-counter market, or in negotiated transactions, and may be subject to terms agreed to by the Administrator or purchasing agent with respect to price, delivery, and other conditions. In making market purchases, the Administrator or purchasing agent may combine the funds of Plan participants. Neither the Company nor any participant shall have any authority or power to direct the time or price at which shares may be purchased. Government or exchange regulations may require the temporary curtailment or suspension of purchases of Common Stock under the Plan, and neither the Administrator nor the Company will be accountable for the inability to make purchases at those times. If a curtailment or suspension continues, uninvested funds held under the Plan will be refunded to the participants pursuant to the requirements of Questions 3 and 9.

                                      Costs

   19.  Do I incur any expenses in connection with the Plan?

        The Company will pay all brokerage fees and administration and service charges incurred in connection with the Plan and the purchase of shares of Common Stock under the Plan, other than those on any sales of shares from your Plan account. However, you should note the discussion in Question 26 regarding the federal income tax consequences to you of the Company's paying these costs.

                                     Voting

   20. How will shares credited to a participant's account under the Plan be voted at meetings of shareholders?

        You may vote any full shares credited to your Plan account in person or by proxy. Your proxy voting card will include shares credited to your Plan account and shares registered in your name. Shares credited to your Plan account will not be voted unless you or your proxy vote them. Fractional shares will not be voted.

                          Termination of Participation

   21.  How do I terminate participation in the Plan?

        You may terminate your participation in the Plan at any time by sending a written notice of termination to the Administrator.

   22.  When is a termination notice effective?

        Termination of your participation in the Plan will be effective upon the Administrator's receipt of your written notice of termination.

        Participation in the Plan will not automatically terminate upon the sale or transfer of your enrolled shares or upon your withdrawal of all of the shares credited to your Plan account, unless you provide the Administrator with written notice of termination.

   23.  What will I receive upon termination?

        The Administrator will send you, within thirty (30) days of the Administrator's receipt of your written notice of termination, a certificate for the whole shares held in your Plan account and a cash payment for any fractional share based upon the then current market value of the Common Stock. However, you may request in your written notice of termination that all of the shares credited to your Plan account be sold. In this case, the shares credited to your Plan account will be sold by the Administrator. The sale price will be the average per share price of sales of Common Stock made by the Administrator on behalf of Plan participants on your sale date. The proceeds of the sale, less brokerage commissions and any applicable transfer taxes, will be forwarded to you by check within thirty (30) days of the Administrator's receipt of your written notice of termination.

        In the event that certificates for shares of Common Stock sent to a Plan participant upon termination are returned to the Administrator as undeliverable, the Administrator may sell the shares and retain the proceeds until claimed or disposed of in accordance with law.

               Modification, Suspension or Termination of the Plan

   24.  May the Plan be changed or discontinued?

        Yes. The Company and the Administrator reserve the right to amend, suspend, modify or terminate the Plan at any time. All participants will receive notice of any suspension, termination or significant amendment or modification of the Plan. If the Company terminates the Plan, then share certificates will be issued and cash payments will be made (as described in Question 23 above).

                            Issuance of Certificates

   25. Will stock certificates be issued for shares of Common Stock purchased?

        Normally, you will not be issued certificates for Common Stock purchased for your Plan account. Shares are held on behalf of the Plan participants by the Administrator. However, upon your written request, the Administrator will issue or cause to be issued to you a certificate for all or any portion of the full shares credited to your Plan account.

                        Federal Income Tax Considerations

   26. What are the federal income tax considerations of participation in the Plan?

        For federal income tax purposes, the Plan is designed to result in you and any nonparticipating shareholder receiving equivalent value as a result of cash dividends paid by the Company. If shares are acquired for your Plan account as a result of reinvestment of cash dividends, then you will be treated as having received a taxable stock distribution equal to the full amount of money which could have been received as a cash dividend, to the extent the Company has earnings and profits. If any brokerage fees are paid by the Company in the acquisition of shares on your behalf, then you will also be treated as having received a constructive taxable distribution in the amount of these fees, to the extent the Company has earnings and profits. The Administrator will furnish you with annual information as to the amount of these taxable distributions.

        Participants will not recognize taxable income when they receive certificates for whole shares credited to their account, either upon their request for such certificates or upon withdrawal from or termination of the Plan. However, participants will generally recognize gain or loss when whole shares acquired under the Plan are sold or exchanged either through the Plan at their request or by the participants after withdrawal from or termination of the Plan. Participants will also generally recognize gain or loss when they receive cash payments for fractional shares credited to their account upon withdrawal from or termination of the Plan. The amount of gain or loss will be the difference between the amount a participant receives for his or her whole shares or fractional shares and the tax basis for such shares. Generally, the gain or loss will be a capital gain or loss, long-term or short-term depending on the holding period. Currently, net long-term capital gains of certain taxpayers are taxed at lower rates than other items of taxable income.

        Your tax basis for shares purchased through the Plan (including fractional shares) will be equal to:

      - the amount of the reinvested dividends,

      - the amount of optional cash payments, and

      - the amount of any brokerage fees paid by the Company on your behalf.

        Your holding period for shares purchased through the Plan will begin on the day following the date on which those shares are credited to your account.

        Participants should not be treated as receiving an additional taxable distribution relating to their pro rata share of the Administrator's fees or other costs of administering the Plan, all of which will be paid by the Company. However, there can be no assurance that the Internal Revenue Service ("IRS") will concur with this position. The Company has no present plans to seek formal advice from the IRS on this issue.


        If you are a foreign shareholder subject to U.S. income tax withholding or are a U.S. shareholder subject to backup withholding on dividends, then you should consult with your tax adviser as to the effect of such withholding. Any amount invested on your behalf under these circumstances will be reduced by the amount required to be withheld. Likewise, if you sell shares through the Plan and are subject to backup or other withholding, you will only receive the net cash proceeds from such sale.

        THE ABOVE DISCUSSION SETS FORTH THE GENERAL FEDERAL INCOME TAX CONSEQUENCES FOR AN INDIVIDUAL PARTICIPATING IN THE PLAN. THIS DISCUSSION IS NOT, HOWEVER, INTENDED TO BE AN EXHAUSTIVE TREATMENT OF SUCH TAX CONSIDERATIONS. FUTURE LEGISLATIVE CHANGES OR CHANGES IN ADMINISTRATIVE OR JUDICIAL INTERPRETATIONS, SOME OR ALL OF WHICH MAY BE RETROACTIVE, COULD SIGNIFICANTLY ALTER THE TAX TREATMENT DISCUSSED HEREIN.
   ACCORDINGLY, AND BECAUSE TAX CONSEQUENCES MAY DIFFER AMONG PARTICIPANTS IN THE PLAN, EACH PARTICIPANT IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES (INCLUDING STATE INCOME TAX CONSEQUENCES) THAT MAY RESULT FROM PARTICIPATION IN AND THE SUBSEQUENT DISPOSAL OF SHARES PURCHASED UNDER THE PLAN.

                                Other Information

   27. What happens if the Company pays a stock dividend, declares a stock split, or makes a rights offering?

        Any shares of Common Stock and cash in lieu of fractional shares representing stock dividends or stock splits distributed by the Company on shares credited to your Plan account will be added to your account.
   Shares and cash in lieu of fractional shares representing stock dividends or split shares distributed on Common Stock registered in your name and not enrolled in the Plan will be mailed directly to you. In the event that the Company makes available or distributes to its shareholders rights to purchase additional shares of Common Stock or any other securities (other than the Rights or similar interests to the extent that such securities are attached to and trade with the Common Stock), the Administrator will sell such rights or other securities attributable to the shares of Common Stock held in your Plan account and will apply the net proceeds to the purchase of additional shares of Common Stock. A participant wishing to receive rights or securities directly should notify the Administrator no later than five (5) business days prior to the record date for the distribution so that the rights or securities may be issued directly to the participant. The Administrator will provide participants with a statement reflecting the receipt of additional shares due to a stock dividend, stock split or rights issuance as soon as practicable thereafter.

   28.  How can I communicate with the Administrator regarding the Plan?

        All communications regarding the Plan should be sent to:

                          Harris Trust and Savings Bank
              Snap-on Dividend Reinvestment and Stock Purchase Plan
                                 P.O. Box A3309
                          Chicago, Illinois  60690-0735

        Participants may also call the Administrator at 1-(312)-461-3309.

   DESCRIPTION OF PREFERRED STOCK PURCHASE RIGHTS

        On October 23, 1987, the Board of Directors declared a dividend distribution of one Right on each outstanding share of Common Stock to stockholders of record on November 2, 1987. Currently two-thirds (2/3) of one Right are associated with each share of Common Stock. The description and terms of the Rights are set forth in a Rights Agreement, as amended (the "Rights Agreement"), between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent"). The description of the Rights contained herein is qualified in its entirety by reference to the Rights Agreement.

        The Rights will not be exercisable or transferable apart from the Common Stock, and will be represented by certificates for Common Stock outstanding at the record date or issued thereafter while the Rights are not exercisable, until (i) a person or group (an "Acquiring Person") acquires 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) a person or group commences (or announces an intention to commence) a tender or exchange offer that will result in the person becoming an Acquiring Person. Each Right may then be exercised to purchase one one-hundredth of a share of Series A Junior Preferred Stock of the Company for $125 (subject to adjustment), but if there is an Acquiring Person (unless the Acquiring Person becomes such pursuant to an offer for all outstanding shares of Common Stock on terms approved by "Continuing Directors" of the Company) or certain other events occur, then each Right (other than Rights held by the Acquiring Person) may be exercised at the $125 purchase price (subject to adjustment) to purchase a number of shares of Common Stock which at the time of such transaction would have a market value of two times the purchase price. Investors who acquire more than 15% and less than 25% of the Common Stock under certain circumstances without the intent or purpose to change or influence the control of the Company are exempt from the definition of "Acquiring Person." If the Company is acquired in a merger or other business combination not approved by the Board of Directors, then each holder of a Right other than the Acquiring Person will be entitled to purchase one share of common stock of the surviving company having a market value equivalent to two times the current purchase price. The Rights have the effect of causing ownership dilution to a person or group attempting to acquire the Company without approval of the Company's Board of Directors.

        The Rights expire on November 3, 1997 and may be redeemed by the Company at a price of $.05 per Right at any time prior to 10 days after there is an Acquiring Person.

   USE OF PROCEEDS

        The Company is unable to predict the number of shares of Common Stock that will be purchased directly from it under the Plan or the prices at which the shares will be purchased. To the extent that the Common Stock offered hereby is purchased directly from the Company, the net proceeds from the sale will be added to the general funds of the Company and will be used for general corporate purposes.

   INDEMNIFICATION OF OFFICERS AND DIRECTORS

        Section 145 of the Delaware General Corporation Law permits corporations to indemnify directors and officers. The statute generally requires that to obtain indemnification the director or officer must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, additionally, in criminal proceedings, that the officer or director had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, no indemnification may be provided if the director or officer is adjudged liable to the corporation (unless ordered by the court). Indemnification against expenses actually and reasonably incurred by a director or officer is required to the extent that such director or officer is successful on the merits in the defense of the proceeding. The Company's Bylaws provide generally for indemnification, to the fullest extent permitted by Delaware law, of a director and officer who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he is or was a director or officer of the Company or was serving at the request of the Company as a director, officer, employee or agent of certain other related entities. The Bylaws provide that the indemnification will cover all costs, charges, expenses, liabilities and losses reasonably incurred by the director or officer. The Bylaws further provide that a director or officer has the right to be paid expenses incurred in defending a proceeding, except the amount of any settlement, in advance of its final disposition upon receipt by the Company of an undertaking from the director or officer to repay the advances if it is ultimately determined that he is not entitled to indemnification.

        The Company has entered into Indemnification Agreements with its directors. The Indemnification Agreements provide generally that the Company must promptly advance the director all reasonable costs of defending against litigation. However, no indemnification will be made under the Agreement if the director is found liable for willful misconduct, unless the court finds that the nature of the conduct is such that the director is fairly and reasonably entitled to indemnification. The advance is subject to repayment if stockholders, legal counsel, a quorum of disinterested directors or a panel of three arbitrators find that the director has not met the required standards of conduct.

        The directors and officers of the Company are also covered by insurance policies indemnifying them (subject to certain limits and exclusions) against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

             Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the provisions summarized in Item 15 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

   AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements, and other information with the Commission. Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is http://www.sec.gov. In addition, such material may also be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents and amendments thereto which have been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-7724), are incorporated by reference into this Prospectus: (i) the Company's Annual Report on Form 10-K for the year ended December 30, 1995; (ii) all other reports filed since December 30, 1995 by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act; (iii) the description of the Preferred Stock Purchase Rights of the Company contained in the Registration Statement on Form 8-A dated October 26, 1987, including any amendment or report filed for the purpose of updating such description; and (iv) the description of Common Stock of the Company contained in the Registration Statement on Form 8-A dated January 12, 1978, including any amendment or report filed for the purpose of updating such description.

        Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by this reference into this Prospectus from the date of filing of such documents, and this Prospectus and the Registration Statement shall be deemed to be modified or superseded by such documents.

        The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of the Company's current annual report to shareholders and of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Public Relations Department, Snap-on Incorporated, 2801-80th Street, Kenosha, Wisconsin 53141-1410; telephone (414) 656-5200.

                                 1,000,000 Shares

                              SNAP-ON INCORPORATED

                                  Common Stock
                             ______________________

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                             ______________________


                                February 6, 1997


                                TABLE OF CONTENTS

                                                                         Page

   Description of the Plan . . . . . . . . . . . . . . . . . . . . . . . .  2
   Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   Advantages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
   Optional Cash Payments  . . . . . . . . . . . . . . . . . . . . . . . .  4
   Administration  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
   Purchases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
   Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
   Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
   Termination of Participation  . . . . . . . . . . . . . . . . . . . . .  8
   Modification, Suspension or Termination of the Plan . . . . . . . . . .  9
   Issuance of Certificates  . . . . . . . . . . . . . . . . . . . . . . .  9
   Federal Income Tax Considerations . . . . . . . . . . . . . . . . . . .  9
   Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
   Description of Preferred Stock Purchase Rights  . . . . . . . . . . . . 11
   Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
   Indemnification of Officers and Directors . . . . . . . . . . . . . . . 12
   Available Information . . . . . . . . . . . . . . . . . . . . . . . . . 13
   Incorporation of Certain Documents by Reference . . . . . . . . . . . . 14

        The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. The omitted information may be obtained as set forth under "Available Information."

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

   Item 14.  Other Expenses of Issuance and Distribution

        Filing Fee for Registration Statement  . . . . . . . . . . $   4,500*
        Printing . . . . . . . . . . . . . . . . . . . . . . . . . . . 1,000*
        Legal Fees and Expenses  . . . . . . . . . . . . . . . . . . . 3,000*
        Blue Sky Fees and Expenses . . . . . . . . . . . . . . . . . . 1,000*
        Auditors' Fees and Expenses  . . . . . . . . . . . . . . . . . 1,000*
        Miscellaneous Expenses . . . . . . . . . . . . . . . . . . . . 9,000*
                                                                       -----
        Total  . . . . . . . . . . . . . . . . . . . . . . . . . . $  19,500*
                                                                      ======

   _________

   * Estimated

        Certain accounting, legal, and other services related to this Registration Statement have been performed by employees of the Registrant in the normal course of their employment duties and the costs associated with such services cannot be reasonably estimated.

   Item 15.  Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law permits corporations to indemnify directors and officers. The statute generally requires that to obtain indemnification the director or officer must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, additionally, in criminal proceedings, that the officer or director had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, no indemnification may be provided if the director or officer is adjudged liable to the corporation (unless ordered by the court). Indemnification against expenses actually and reasonably incurred by a director or officer is required to the extent that such director or officer is successful on the merits in the defense of the proceeding. The Company's Bylaws provide generally for indemnification, to the fullest extent permitted by Delaware law, of a director and officer who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he is or was a director or officer of the Company or was serving at the request of the Company as a director, officer, employee or agent of certain other related entities. The Bylaws provide that the indemnification will cover all costs, charges, expenses, liabilities and losses reasonably incurred by the director or officer. The Bylaws further provide that a director or officer has the right to be paid expenses incurred in defending a proceeding, except the amount of any settlement, in advance of its final disposition upon receipt by the Company of an undertaking from the director or officer to repay the advances if it is ultimately determined that he is not entitled to indemnification.

        The Company has entered into Indemnification Agreements with its directors. The Indemnification Agreements provide generally that the Company must promptly advance the director all reasonable costs of defending against litigation. However, no indemnification will be made under the Agreement if the director is found liable for willful misconduct, unless the court finds that the nature of the conduct is such that the director is fairly and reasonably entitled to indemnification. The advance is subject to repayment if stockholders, legal counsel, a quorum of disinterested directors or a panel of three arbitrators find that the director has not met the required standards of conduct.

        The directors and officers of the Company are also covered by insurance policies indemnifying them (subject to certain limits and exclusions) against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by the Company.

   Item 16.  Exhibits

        The exhibits filed herewith or incorporated herein by reference are set forth on the attached Exhibit Index.

   Item 17.  Undertakings

             The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)  To include any prospectus required by
             Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or
             events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii)     To include any material information
             with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that the undertakings set forth in paragraphs
        (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Kenosha, State of Wisconsin, on February 3, 1997.
                                 SNAP-ON INCORPORATED


                                 By:  /s/ R.A. Cornog
                                      R.A. Cornog, Chairman of the Board,
                                      President and Chief Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below as of February 3, 1997, by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Donald S. Huml, Michael
   F. Montemurro and Susan F. Marrinan, and each of them individually, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Signature                                    Title


    /s/ R.A. Cornog                   Chairman of the Board,
    R.A. Cornog                         President and Chief
                                        Executive Officer
                                        (Principal Executive
                                        Officer)

    /s/ D.S. Huml                     Senior Vice President -
    D.S. Huml                           Finance and Chief
                                        Financial Officer
                                        (Principal Financial
                                        Officer)

    /s/ G.D. Johnson                  Controller (Principal
    G.D. Johnson                        Accounting Officer)


                                                Director
    B. M. Beronja


    /s/ D.W. Brinckman                          Director
    D.W. Brinckman


    /s/ B.S. Chelberg                           Director
    B.S. Chelberg


    /s/ R.J. Decyk                              Director
    R.J. Decyk


    /s/ R.F. Farley                             Director
    R.F. Farley


    /s/ L.A. Hadley                             Director
    L.A. Hadley



    /s/ A.L. Kelly                              Director
    A.L. Kelly



    /s/ G.W. Mead                               Director
    G.W. Mead


    /s/ E.H. Rensi                              Director
    E.H. Rensi


    /s/ J.H. Schnabel                           Director
    J.H. Schnabel

                                  EXHIBIT INDEX


     Exhibit
      Number                   Description

        4.1 Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3(a) to the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, File No. 1-7724).

        4.2     Bylaws of the Company (incorporated
                herein by reference to Exhibit 3(b) to
                the Corporation's Annual Report on Form
                10-K for the fiscal year ended December
                30, 1995, File No. 1-7724).

        4.3     Rights Agreement dated as of October 23,
                1987 between the Corporation and Harris
                Trust and Savings Bank, as Rights Agent
                (incorporated herein by reference to
                Exhibit 1 to the Company's Registration
                Statement on Form 8-A dated October 26,
                1987, File No. 1-7724).

        4.4 Amendment to Rights Agreement dated as of October 23, 1987 between the Company and
                Harris Trust and Savings Bank
                (incorporated herein by reference to
                Exhibit 1 to the Form 8-K dated June 4,
                1992, File No. 1-7724).

        4.5 Amendment to Rights Agreement dated as of October 23, 1987 between the Company and
                Harris Trust and Savings Bank
                (incorporated herein by reference to
                Exhibit 1 to the Form 8-K dated January
                28, 1994, File No. 1-7724).

        4.6 Amendment to Rights Agreement dated as of October 23, 1987 between the Company and
                Harris Trust and Savings Bank
                (incorporated herein by reference to
                Exhibit 1 to the Company's Registration
                Statement on Form 8-A/A dated June 26,
                1996, File No. 1-7724).

        5       Opinion of Susan F. Marrinan, Esq.

       23.1     Consent of Arthur Andersen LLP.

       23.2     Consent of Susan F. Marrinan, Esq.
                (contained in Exhibit 5 hereto).

       24       Power of Attorney (included in the
                signature page to the Registration
                Statement).